Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K (“Current Report”), unless defined below. As used in this unaudited pro forma condensed combined financial information, “Abpro” refers to Abpro Corporation prior to the Business Combination.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and presents the combination of the historical financial information of ACAB and Abpro, adjusted to give effect to the Business Combination and the other events contemplated by the Business Combination Agreement. Unless otherwise indicated or the context otherwise requires, references to the “Post-Combination Company” and “New Abpro” refer to the Post-Combination Company and its consolidated subsidiaries after giving effect to the Business Combination.

The unaudited pro forma condensed combined balance sheet as of September 30, 2024, combines the historical balance sheet of ACAB as of September 30, 2024, and the historical balance sheet of Abpro as of September 30, 2024, on a pro forma basis as if the Business Combination and the other related events in connection with the Business Combination Agreement had been consummated on September 30, 2024. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024, combines the historical statements of operations of ACAB for the nine months ended September 30, 2024, and the historical statements of operations of Abpro for the nine months ended September 30, 2024 on a pro forma basis as if the Business Combination, the other events contemplated by the Business Combination Agreement and the other related events in connection with the Business Combination had been consummated on January 1, 2023, the beginning of the earliest period presented. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, combines the historical statements of operations of ACAB for the year ended December 31, 2023, and the historical statements of operations of Abpro for the year ended December 31, 2023 on a pro forma basis as if the Business Combination and other related events in connection with the Business Combination had been consummated on January 1, 2023, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information and accompanying notes have been derived from and should be read in conjunction with:

●	the historical unaudited condensed consolidated financial statements of ACAB as of and for the three and nine months ended September 30, 2024, and the related notes, which are included in ACAB’s Quarterly Report on Form 10-Q filed with the SEC on November 25, 2024 (the “ACAB 10-Q”);

●	the historical audited consolidated financial statements of ACAB as of and for the year ended December 31, 2023, and the related notes, which are included in ACAB’s Annual Report on Form 10-K/A filed with the SEC on April 1, 2024 (the “ACAB 10-K/A”);

●	the historical unaudited condensed consolidated financial statements of Abpro as of and for the nine months ended September 30, 2024, and the related notes included in this Current Report; and

●	the historical audited consolidated financial statements of Abpro as of and for the year ended December 31, 2023, and the related notes included in ACAB’s Registration Statement on Form S-4/A filed with the SEC on October 17, 2024; and

●	other information relating to ACAB and Abpro contained in this Current Report, including the Business Combination Agreement and the description of certain terms thereof.

The unaudited pro forma condensed combined financial information should also be read together with the sections of the ACAB 10-K/A and the ACAB 10-Q entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the section of this Current Report entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other financial information included elsewhere in this Current Report.

Description of the Business Combination

On November 12, 2024, ACAB and Abpro completed a series of transactions that resulted in the combination (the “Closing” of the “Business Combination”) of ACAB with Abpro Corporation, a Delaware corporation (“Abpro Corporation”), pursuant to the previously announced Business Combination Agreement, dated December 11, 2023, amended by an amendment dated September 4, 2024 (the “BCA”), by and among ACAB, Abpro Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of ACAB (“Merger Sub”), and Abpro Corporation, following the approval at the special meeting of the shareholders of ACAB held on November 7, 2024 (the “Special Meeting”). On November 12, 2024, pursuant to the BCA, and as described in greater detail in the Company’s final prospectus and definitive proxy statement, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 18, 2024 (the “Proxy Statement/Prospectus”), Merger Sub merged with and into Abpro Corporation, with Abpro Corporation surviving the merger as a wholly owned subsidiary of ACAB, and ACAB changed its name to Abpro Holdings, Inc. (“New Abpro”). As consideration for the Business Combination, New Abpro issued to or reserved for Abpro Corporation shareholders an aggregate of approximately 50,000,000 shares of New Abpro common stock, par value $0.0001 per share (the “Common Stock”), consisting of 39,123,200 shares of Common Stock issued to Abpro Corporation shareholders, and 10,872,400 shares of Common Stock reserved for issuance in connection with certain Abpro Corporation rollover RSUs and stock options (collectively, the “Merger Consideration”). In addition, New Abpro issued an aggregate of 3,367,401 shares of Common Stock to the PIPE investors (as described below), an aggregate of 1,282,852 shares of Common Stock to vendors in connection with the Closing, and Atlantic Coastal Acquisition Management II LLC (the “Sponsor”) forfeited and New Abpro cancelled 966,442 shares of Common Stock (further described below).

Under the Second Amended Articles of Incorporation of ACAB dated November 12, 2024, each of the outstanding shares of ACAB Series A Common Stock and the outstanding share of ACAB Class B Common Stock was exchanged into one share of Common Stock.

Abpro’s 61,099 outstanding common stock warrants expired upon the consummation of the Business Combination.

Unless otherwise defined herein, capitalized terms used in this Current Report on Form 8-K have the same meaning as set forth in the Proxy Statement/Prospectus.

In connection with the Special Meeting, ACAB shareholders holding 330,276 shares of ACAB’s Series A common stock (the “Public Shares”) (after giving effect to the share repurchases by Yorkville as described below) exercised their right to redeem their shares for a pro rata portion of the funds in ACAB’s trust account (the “Trust Account”). Prior to the Closing approximately $3,752,627 (approximately $11.36 per Public Share) was removed from the Trust Account to pay such holders.

Following the Closing, Abpro’s stockholders shall be issued up to 14,500,000 additional shares of the Post- Combination Company common stock (“Earnout Shares”) if, within five calendar years after the closing of the Business Combination, the volume weighted average price of shares of Series A Common Stock on Nasdaq, or any other national securities exchange on which the shares of Series A Common Stock are then traded (“VWAP”) meets or exceeds three-tier target prices defined in the agreement, as follows:

a) one-third of the total Earnout Shares, if, the VWAP is greater than or equal to $13.00 over any 20 trading days within any consecutive 30 trading day period (the “First Share Target”)

b) one-third of the total Earnout Shares, if, the VWAP is greater than or equal to $15.00 over any 20 trading days within any consecutive 30 trading day period (the “Second Share Target”)

c) one-third of the total Earnout Shares, if, the VWAP is greater than or equal to $18.00 over any 20 trading days within any consecutive 30 trading day period (the “Third Share Target”).

If following the Closing, a Change of Control (as defined in the Business Combination Agreement) occurs on or before the five year anniversary of the Closing Date, then if (i) the per share value of the consideration to be received by stockholders in connection with the Change of Control exceeds $13.00 per share and the First Share Target has not been previously achieved, then the First Share Target will be deemed to have been achieved, (ii) the per share value of the consideration to be received by stockholders exceeds $15.00 per share and the Second Share Target has not been previously achieved, then the Second Share Target will be deemed to have been achieved, and (iii) the per share value of the consideration to be received by stockholders exceeds $18.00 per share and the Third Share Target has not been previously achieved, then the Third Share Target will be deemed to have been achieved. Any Contingency Consideration that is not deemed to be earned in connection with the Change of Control shall be forfeited by the stockholders for no consideration.

These shares are contingently issuable upon the achievement of the set market performance targets. Considering the underlying contingent consideration to be transferred are common stocks, and as such is indexed to the Post-Combination Company’s own stock and classified in stockholders’ equity in the statement of financial position, we deemed the contingent payments under the earnout provisions to qualify for the scope exception in Accounting Standards Codification (“ASC”) 815-10-15-74(a). As a result, the contingent consideration obligation will be recognized when the contingency is resolved, and the consideration is paid or becomes payable and has no impact on the pro forma condensed financial statements.

Concurrently with the execution of the BCA, Abpro and Abpro Bio International, Inc. (“Abpro Bio”), an Abpro stockholder, entered into an agreement (the “Sponsor Share Letter”), pursuant to which Sponsor agreed to, at the Closing Date, (i) retain 2,950,000 shares of Series A Common Stock of ACAB, (ii) retain 291,667 shares, and transfer 983,333 shares to Abpro and 983,333 of the shares Abpro Bio (“Promote Shares”), for such parties to use to obtain non-redemption commitments from SPAC stockholders or other capital for SPAC or the Surviving Corporation (with any shares unused for such purpose to be retained by such party), and (iii) forfeit the remainder of any Series A Common Stock and Series B Common Stock held by Sponsor (or 966,441 Series A shares and 1 Series B shares). It was also agreed in the Sponsor Share Letter that the Sponsor will transfer 200,000 shares to one of ACAB’s financial advisors for the services provided prior to the merger date. The transfer of 983,333 shares of ACAB Series A Common Stock to Abpro Bio was reflected in the pro forma condensed financial statements as a part of the recapitalization in conjunction with the Business Combination and this transfer has no financial impact. As it relates to 983,333 shares transferred to Abpro, the corresponding issuance costs will be recorded at the date these shares are transferred to third-party investors against non-redemption or capital commitments. If the 983,333 shares of Series A common stock held by Abpro and 291,667 shares held by the Sponsor are transferred to third-party investors in conjunction with their capital commitments, the maximum related costs to be recorded to additional paid-in capital will be in the amount of approximately $14.3 million (based on the fair value of the ACAB’s common stock shares of $11.20 per share at September 30, 2024) with the corresponding decrease in the paid-in-capital.

Under the terms of the BCA, at the Closing of the Business Combination, the Sponsor received 600,601 shares of common stock of New Abpro in exchange for the extinguishment of $2,000,000 advances to ACAB by the Sponsor.

Other Related Events in Connection with the Business Combination

Other related events that took place in connection with the Business Combination are summarized below:

●	In connection with the Closing, the PIPE Investors (defined below) received 3,367,401 shares of New Abpro under the PIPE Subscription Agreements (defined below). On August 22, 2024, ACAB entered into subscription agreements with Abpro Bio and Celltrion Inc. (“Celltrion” and together with Abpro Bio, the “PIPE Investors”) (the “PIPE Subscription Agreements”). Pursuant to the PIPE Subscription Agreements, at the Closing of the Business Combination, Abpro Bio purchased 622,467 newly-issued shares of New Abpro at a price of $10.00 per share, for an aggregate purchase price of $6,225,670 of which $4,225,663 was through the extinguishment of the balance due to Abpro Bio under the promissory note agreement between Abpro and Abpro Bio, and the remainder of $2,000,007 in cash. In addition, Abpro Bio received an aggregate of 1,244,934 Company Incentive Shares. Celltrion purchased 500,000 newly issued shares of New Abpro common stock, at the closing of the Business Combination, at a price of $10.00 per share, for an aggregate purchase price of $5,000,000. In addition, Celltrion was granted an aggregate of 1,000,000 Company Incentive Shares.

●	On November 7, 2024, ACAB and Abpro entered into a Confirmation of an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Agreement”) with YA II PN, LTD (“Yorkville”). In connection with the Closing, and pursuant to the terms of the Forward Purchase Agreement, at the Closing Date, Yorkville purchased 100,000 shares from third parties (“Recycled Shares”), pursuant to the pricing date notice dated November 12, 2024. At the Closing of the Business Combination, in accordance with the terms of the Forward Purchase Agreement, Yorkville received approximately $1.1 million (the “Prepayment Amount”) from the Trust Account, equal to $11.36 per Recycled Share (the “Initial Price”).

●	In connection with the Closing, approximately $2 million of promissory note liabilities of Abpro were converted into 600,000 New Abpro common stock shares.

Accounting for the Business Combination

Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination is accounted for as a reverse recapitalization in accordance with US GAAP. Under this method of accounting, ACAB is treated as the acquired company and Abpro is treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the Post-Combination Company represent a continuation of the financial statements of Abpro, with the Business Combination treated as the equivalent of Abpro issuing stock for the net assets of ACAB, accompanied by a recapitalization. The net assets of ACAB are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Abpro. Abpro has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:

●	the Post-Combination Company Board consists of five directors, four of whom were designated by Abpro and one of whom were designated by ACAB;

●	Abpro’s existing senior management team comprises the senior management of the Combined Company; and

●	Abpro’s operations prior to the Business Combination comprise the ongoing operations of the Post-Combination Company as ACAB had minimal operations pre-combination.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of the Post-Combination Company upon consummation of the Business Combination in accordance with GAAP.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes. The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination and the other events contemplated by the Business Combination Agreement are expected to be used for general corporate purposes. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of the Post-Combination Company following the consummation of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. ACAB and Abpro have not had any historical relationship prior to the transactions discussed in this proxy statement/prospectus. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The following summarizes the pro forma Post-Combination Company common stock issued and outstanding immediately after the Business Combination:

	Number of Shares	% Ownership

New Abpro shares held by ACAB public stockholders (1)	210,993	0.4%
New Abpro shares held by Initial Stockholders	3,782,268	7.5%
New Abpro shares held by investors	2,168,558	4.3%
New Abpro shares held by service providers	1,282,852	2.5%
New Abpro shares issued to PIPE Investors	3,367,401	6.7%
New Abpro shares issued to settle Abpro notes payable - related party	600,000	1.2%
New Abpro shares issued to Abpro shareholders	39,123,200	77.4%
Shares outstanding	50,535,272	100%

(1)	Inclusive of 100,000 shares held by Yorkville under the Forward Purchase Agreement (discussed below)

The pro forma table above excludes New Abpro shares reserved for the future issuance of Abpro outstanding options and restricted stock units.

The shares held by the ACAB Initial Stockholders include 7,200,000 Series A common stock shares held by ACAB’s sponsor, 300,000 Series A common stock shares which have been transferred to ACAB’s directors and Apeiron, and 600,601 Series A common stock shares issued to the Sponsor in extinguishment of $2,000,000 advances by the Sponsor to ACAB. The one share of Series B common stock held by ACAB’s sponsor was reduced to zero, due to the share’s forfeiture under the terms of the Sponsor Share Letter. The Series A common stock shares held by ACAB’s sponsor of 7,200,000 were reduced by 966,441 forfeited shares, 983,333 shares transferred to ABI, 983,333 shares transferred to Abpro, and 200,000 shares transferred to one of ACAB’s financial advisors under the terms of the Sponsor Share Letter. As it relates to 983,333 shares transferred to Abpro, the corresponding shares were excluded from the shares outstanding since these shares are held by New Abpro. The 983,333 shares held by Abpro will be included in the shares outstanding on the date these shares are transferred to third-party investors against non-redemption or capital commitments. In addition, on April 4, 2023, ACAB and the Sponsor entered into agreements with several unaffiliated third parties in exchange for them agreeing not to redeem certain public shares of ACAB at the special meeting called by the Company (the “Meeting”) to approve an extension of time for the Company to consummate an initial business combination (the “Charter Amendment Proposal”). In exchange for the foregoing commitments not to redeem such shares, the Sponsor has agreed to transfer to such investors an aggregate of 825,225 shares of ACAB held by the Sponsor immediately following consummation of an initial business combination if they continued to hold such Non-Redeemed Shares through the Meeting. As such, at the Closing Date of the Business Combination, 825,225 shares held by the Sponsor were transferred to the investors. Also, on April 10, 2024, the Sponsor entered into a subscription agreement with Polar Multi-Strategy Master Fund (“Polar”), pursuant to which Polar provided the capital contribution to the Sponsor in the amount of $360,000 in exchange for 1 share of the Company’s Series A common stock held by the Sponsor for each $1 invested by the Investor as of the closing of the Merger. As such, at the Closing Date of the Business Combination, 360,000 shares held by the Sponsor were forfeited and the corresponding number of New Abpro common stock shares were issued to Polar.

Following the Closing, the Abpro stockholders will have the right to receive the Contingent Consideration upon the occurrence of certain triggering events. Because the Contingent Consideration is contingently issuable based upon the price of Post- Combination Company common stock reaching certain thresholds that have not yet been achieved, the pro forma Post-Combination Company common stock issued and outstanding immediately after the Business Combination excludes the Contingent Consideration.

The following table summarizes the total New Abpro shares issuable to Abpro in connection with the Business Combination.

New Abpro shares issued in merger to Abpro shareholders	39,123,200
Additional New Abpro shares reserved for the future exercise of Abpro options and restricted stock units	10,872,400
Business Combination Consideration	49,995,600
Contingent Consideration	14,500,000
Total New Abpro shares issuable to Abpro shareholders	64,495,600

The total merger consideration received by equityholders of legacy Abpro on the Closing Date equaled the issuance of (or grant of options to purchase) Post-Combination Company equity with an aggregate value equal to approximately $500 million, comprised of (i) 39,123,200 shares of Post-Combination Company common stock, (ii) 10,872,400 shares of Post-Combination Company common stock issuable upon the exercise of options and vesting of restricted stock units, and (iii) 14,500,000 shares of Post-Combination Company common stock issuable upon the Earnout provisions if and when achieved, each multiplied by the deemed value of $10.00 per share.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2024

(in thousands)

	ACAB (Historical)	Abpro (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash	$14	$1	$2,545	(1)	$3,281
			$6,430	(3)
			$(4,215)	(5)
			$(210)	(6)
			$(150)	(11)
			$(1,134)	(12)
Accounts receivable	-	302	$-		302
Prepaid expenses and other current assets	19	270	$-		289
Due from related party - Abpro	103	-	$(103)	(14)	-
Deferred offering costs	-	1,817	$(1,817)	(5)	-
Cash and marketable securities held in trust account	1,424	-	$(1,424)	(13)	-
Total current assets	1,560	2,390	$(78)		3,872
Cash and marketable securities held in trust account	6,298	-	$(6,298)	(1)	-
Restricted cash	-	140	$-		140
Property and equipment, net	-	42	$-		42
Right-of-use asset - operating lease	-	558	$-		558
Security deposits	-	66	$-		66
Patents	-	179	$-		179
Forward Purchase Agreement asset	-	-	$940	(12)	940
Total assets	$7,858	$3,375	$(5,436)		$5,797

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$-	$5,259	$(1,817)	(5)	$3,442
Accrued offering costs	5	-	$-		5
Excise tax payable	3,076	-	$-		3,076
Accrued expenses	1,739	2,745	$-		4,484
Advance from related parties	2,270	-	$(2,000)	(10)	270
Income taxes payable	366	-	$-		366
Common stock to be redeemed (126,122 and 2,768,301 shares of Series A common stock, respectively)	1,424	-	$(1,424)	(13)	-
Operating lease liability, current	-	601	$-		601
Notes payable, current - related parties	160	6,672	$(4,225)	(3)	363
			$(2,141)	(11)
			$(103)	(14)
Total current liabilities	9,040	15,277	$(11,710)		12,607
Deferred underwriting fees payable	10,500	-	$(10,500)	(6)	-
Total liabilities	19,540	15,277	$(22,210)		12,607
Commitments and contingencies
Series A common stock subject to possible redemption	6,128	-	$(3,753)	(1)	-
			$(2,375)	(2)
Convertible Preferred stock
Series F Convertible Preferred Stock	-	9,991	$(9,991)	(4)	-
Series E Convertible Preferred Stock	-	29,841	$(29,841)	(4)	-
Series D Convertible Preferred Stock	-	17,622	$(17,622)	(4)	-
Series C Convertible Preferred Stock	-	14,949	$(14,949)	(4)	-
Series B Convertible Preferred Stock	-	1,401	$(1,401)	(4)	-
Series A Redeemable, Convertible Preferred Stock	-	1,795	$(1,795)	(4)	-
Total convertible preferred stock	-	75,599	$(75,599)		-
Stockholders’ (deficit) equity
Series A common stock	1	-	$(1)	(7)	-
Series B common stock	-	-	$-		-
Common stock	-	9	$1	(3)	5
			$3	(4)
			$(8)	(7)
Treasury stock	-	(33)	$33	(7)	-
Additional paid-in-capital	-	21,442	$2,375	(2)	102,104
			$10,654	(3)
			$75,596	(4)
			$(2,365)	(5)
			$6,720	(6)
			$(24)	(7)
			$(23,933)	(8)
			$7,648	(9)
			$2,000	(10)
			$1,991	(11)
Accumulated (deficit) equity	(17,811)	(109,468)	$(1,850)	(5)	(109,468)
			$3,570	(6)
			$23,933	(8)
			$(7,648)	(9)
			$(194)	(12)
Non-controlling interest	-	549	$-		549
Total stockholders’ deficit	(17,810)	(87,501)	$98,501		(6,810)
Total liabilities, convertible preferred stock and stockholders’ deficit	$7,858	$3,375	$(5,436)		$5,797

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2024

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2024 are as follows:

(1)	Reflects the liquidation and reclassification of cash and marketable securities held in the Trust Account that becomes available for general use by the Post-Combination Company following the Business Combination. In addition, in connection with the special meeting of stockholders of ACAB on November 7, 2024 related to the approval of the Merger, stockholders holding 330,276 shares of ACAB Series A Common Stock (net of 100,000 shares repurchased by Yorkville, as discussed below) issued in the Initial Public Offering of ACAB exercised their right to redeem their shares for a pro rata portion of the funds in the Trust Account. Pursuant to the terms of the Forward Purchase Agreement, at the closing of the Business Combination, Yorkville repurchased 100,000 Series A Common Stock shares from holders that previously elected to redeem their shares during the redemption period (“Recycled Shares”). As a result, approximately $3.8 million (approximately $11.36 per share) was removed from the Trust Account to pay such holders.

(2)	Reflects the transfer of ACAB’s Series A Common Stock subject to possible redemptions as of September 30, 2024 to permanent equity.

(3)	Reflects the consideration of approximately $6.4 million from the common stock shares issued under the PIPE Subscription Agreements, net of $4.2 million settlement of the balance due to ABI under Abpro’s promissory note agreement and $0.6 million of issuance costs.

(4)	Reflects the exchange of all Abpro preferred stock (Series A preferred, Series B preferred, and Series C preferred, Series D preferred, Series E preferred, Series F preferred) into Post-Combination Company Common stock pursuant to the conversion rate for such shares of Abpro preferred stock effective immediately prior to the Closing.

(5)	Reflects the preliminary estimated payment of direct and incremental transaction costs incurred prior to or concurrent with the Business Combination of approximately $4.2 million (exclusive of the deferred underwriters’ discount discussed below) which were to be cash settled upon the Closing in accordance with the Business Combination Agreement. Transaction costs include legal, accounting, financial advisory and other professional fees related to the Business Combination. Of the total cash transaction costs of approximately $4.2 million, approximately $2.4 million are expected to be incurred by Abpro and charged to additional paid-in capital and approximately $1.8 million are to be incurred by ACAB and charged to expenses through accumulated deficit.

(6)	Reflects the settlement of $10.5 million deferred payable settled through issuance of 600,000 shares to Cantor, cash payment of $210,000 and forgiveness of the remaining balance. The fair value of the shares was $6.7 million (based on the market value of $11.20 per share as of September 30, 2024) and the excess of $3,570,000 is accounted for as the recovery of accumulated deficit (since the initial accretion to the mezzanine reduced the accumulated deficit). For more information regarding the Cantor deferred underwriting fees, see “Certain Relationships and Related Party Transactions—ACAB — Deferred Underwriting Fee.”

(7)	Reflects the recapitalization of Abpro equity as a result of the exchange of Abpro common stock for the Post-Combination Company Common Stock and the exchange of Series A common stock and Series B common stock of ACAB into common stock shares.

(8)	Reflects the elimination of ACAB’s accumulated deficit to additional paid-in capital.

(9)	Represents approximately $7.6 million of non-cash transaction costs attributable to the payments in 350,000 shares of the Post-combination Company’s common stock shares for legal services, 232,852 shares of common stock shares for financial advisory fees, and 100,000 shares of Series A common stock shares for capital advisory services rendered to ACAB in connection with the Merger and payable upon the consummation of the Merger (based on the market value of $11.20 per share as of September 30, 2024).

(10)	Reflects the issuance of 600,601 of the Post-combination Company’s common stock shares to the Sponsor in exchange for the extinguishment of $2.0 million of the working capital note provided by the Sponsor.

(11)	Reflects repayment of $2.1 million in related party loan liabilities outstanding at September 30, 2024, including approximately $2 million in related party loans with an Abpro executive settled through the issuance of 600,000 shares at Closing, and $0.1 million in cash.

(12)	Reflect the Prepayment Amount to Yorkville and the fair value of the Forward Purchase Agreement asset. Pursuant to the terms of the Forward Purchase Agreement, on the Closing Date, Yorkville received approximately $1.1 million Prepayment Amount equal to $11.36 per Recycled Share (the “Initial Price”). Based on information available as of the date of this Current Report, certain assumptions, and preliminary accounting analyses that management believes are reasonable under the circumstances, the Forward Purchase Agreement is expected to be accounted for at fair value and result in an asset at the Closing Date. The actual adjustments may materially differ from the pro forma adjustments that appear in this Current Report. The fair value of the combined Company's position under the Forward Purchase Agreement was calculated using the Monte Carlo simulation, based on the following assumptions: The Company’s stock price of $11.20 per share as of September 30, 2024, the risk-free rate of 4.73%, the term of three months, and the expected volatility of 100%. The net asset arising from the Forward Purchase Agreement totaled $940,000. The difference between the fair value of the Forward Purchase Agreement asset of $940,000 and the prepayment amount of $1,134,000 was expensed at the Closing Date.

(13)	Reflects the redemption of ACAB Series A Common Stock shares in connection with the special meeting of stockholders of ACAB on September 19, 2024, when the stockholders holding 126,122 shares of ACAB Series A Common Stock issued in the Initial Public Offering of ACAB exercised their right to redeem their shares for a pro rata portion of the funds in the Trust Account. As a result, this adjustment reflects approximately $1.4 million (approximately $11.27 per share after removal of interest available to pay taxes) payment to the redeeming shareholders in October 2024.

(14)	Reflects the elimination of ACAB’s receivable and Abpro’s payable related to intercompany advances.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

(in thousands, except share and per share data)

	ACAB (Historical)	Abpro (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue:
Research and development services	$-	$183	$-		$183
Collaboration revenue	-	-	-		-
Royalty	-	-	-		-
Total revenues	-	183	-		183

Operating expenses
General and administrative	1,926	4,864	-		6,790
Research and development	-	2,469	-		2,469
Total operating expenses	1,926	7,333	-		9,259

Loss from operations	(1,926)	(7,150)	-		(9,076)

Other income (expense)
Other income	-	3,556	-		3,556
Interest income	3	3	-		6
Interest earned on marketable securities held in Trust Account	258	-	(258)	(1)	-
Interest expense	-	(306)	-		(306)
Total other income (expense), net	261	3,253	(258)		3,256

Income (Loss) before provision for income taxes	(1,665)	(3,897)	(258)		(5,820)

Provision for income taxes	(58)	-	58	(1)	-

Net income (loss)	$(1,723)	$(3,897)	$(200)		$(5,820)

Weighted average shares outstanding of Abpro common stock - basic and diluted		9,389,207
Basic and diluted net income per share - Abpro common stock - basic and diluted		$(0.42)
Baisc and diluted weighted average shares outstanding, Non-redeemable common stock	7,500,000				50,535,272
Basic and diluted net income (loss) per share, non-redeemable common stock	$(0.21)				$(0.12)
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	661,867
Basic and diluted net income (loss) per common share, Common stock subject to possible redemption	$(0.21)

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2024

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024 are as follows:

(1)	Reflects an adjustment to eliminate interest income related to the Trust Account, including elimination of the related income tax expenses.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2023

(in thousands, except share and per share data)

	ACAB (Historical)	Abpro (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue:
Collaboration revenue	$-	$99	$-		$99
Royalty	-	23	-		23
Total revenues	-	122	-		122

Operating expenses
General and administrative	1,666	7,602	-		9,268
Research and development	-	4,266	-		4,266
Transaction costs	-	-	1,850	(2)	9,498
			7,648	(3)
Total operating expenses	1,666	11,868	9,498		23,032

Loss from operations	(1,666)	(11,746)	(9,498)		(22,910)

Other income (expense)
Interest income	52	63	-		115
Interest earned on marketable securities held in Trust Account	5,755	-	(5,755)	(1)	-
Interest and penalties on tax obligations	(142)	-	-		(142)
Interest expense	-	(23)	-		(23)
Total other income (expense), net	5,665	40	(5,755)		(50)

Income (Loss) before provision for income taxes	3,999	(11,706)	(15,253)		(22,960)

Provision for income taxes	(1,177)	-	1,177	(1)	-

Net income (loss)	$2,822	$(11,706)	$(14,076)		$(22,960)

Weighted average shares outstanding of Abpro common stock - basic and diluted		9,356,648
Basic and diluted net loss per share - Abpro common stock - basic and diluted		$(1.25)
Baisc and diluted weighted average shares outstanding, Non-redeemable common stock	7,500,000				50,535,272
Basic and diluted net income (loss) per share, non-redeemable common stock	$0.15				$(0.45)
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	11,257,894
Basic and diluted net income (loss) per common share, Common stock subject to possible redemption	$0.15

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2023

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 are as follows:

(1)	Reflects an adjustment to eliminate interest income related to the Trust Account, including elimination of the related income tax expenses.

(2)	Represents the transaction costs expected to be incurred by ACAB. Since the Business Combination is expected to be accounted for as a reverse merger and recapitalization of Abpro into ACAB, the costs to be incurred by ACAB to consummate the merger are expensed as incurred. This adjustment is non-recurring in nature and is not expected to have a continuing effect on future period statements of operations.

(3)	Represents approximately $7.6 million of non-cash transaction costs attributable to the payments in 350,000 Series A common stock shares for legal services, 232,852 of Series A common stock shares for financial advisor services, and 100,000 shares of Series A common stock shares for capital advisory services rendered to ACAB in connection with the Merger and payable upon the consummation of the merger (based on the market value of $11.20 per share as of September 30, 2024). This adjustment is non-recurring in nature and is not expected to have a continuing effect on future period statements of operations.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, ACAB is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the Post-Combination Company represent a continuation of the financial statements of Abpro, and the Business Combination is treated as the equivalent of Abpro issuing stock for the net assets of ACAB, accompanied by a recapitalization. The net assets of ACAB are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Abpro.

The unaudited pro forma condensed combined balance sheet as of September 30, 2024, combines the historical balance sheet of ACAB as of September 30, 2024, and the historical balance sheet of Abpro as of September 30, 2024, on a pro forma basis as if the Business Combination and the other related events in connection with the Business Combination Agreement had been consummated on September 30, 2024. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024, combines the historical statements of operations of ACAB for the nine months ended September 30, 2024, and the historical statements of operations of Abpro for the nine months ended September 30, 2024 on a pro forma basis as if the Business Combination, the other events contemplated by the Business Combination Agreement and the other related events in connection with the Business Combination had been consummated on January 1, 2023, the beginning of the earliest period presented. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, combines the historical statements of operations of ACAB for the year ended December 31, 2023, and the historical statements of operations of Abpro for the year ended December 31, 2023 on a pro forma basis as if the Business Combination and other related events in connection with the Business Combination had been consummated on January 1, 2023, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information and accompanying notes have been derived from and should be read in conjunction with:

●	the historical unaudited condensed consolidated financial statements of ACAB as of and for the three and nine months ended September 30, 2024, and the related notes, which are included in ACAB’s Quarterly Report on Form 10-Q filed with the SEC on November 25, 2024 (the “ACAB 10-Q”);

●	the historical audited consolidated financial statements of ACAB as of and for the year ended December 31, 2023, and the related notes, which are included in ACAB’s Annual Report on Form 10-K/A filed with the SEC on April 1, 2024 (the “ACAB 10-K/A”);

●	the historical unaudited condensed consolidated financial statements of Abpro as of and for the nine months ended September 30, 2024, and the related notes included in this Current Report; and

●	the historical audited consolidated financial statements of Abpro as of and for the year ended December 31, 2023, and the related notes; and

●	other information relating to ACAB and Abpro contained in this Current Report, including the Business Combination Agreement and the description of certain terms thereof.

The unaudited pro forma condensed combined financial information should also be read together with the sections of the ACAB 10-K/A and the ACAB 10-Q entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the section of this Current Report entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other financial information included elsewhere in this Current Report.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments are based on information available as of the date of this proxy statement/prospectus and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in these notes, may be revised as additional information becomes available and is evaluated. Therefore, the actual adjustments may materially differ from the pro forma adjustments that appear in this proxy statement/prospectus. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs anticipated to be incurred by Abpro prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the Post-Combination Company’s additional paid-in capital. Since the Business Combination is expected to be accounted for as a reverse merger and recapitalization of Abpro into ACAB, the costs incurred by ACAB to consummate the merger are expensed as incurred.

2. Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial

Information

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of Abpro upon consummation of the Business Combination in accordance with GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes to the pro forma schedules.

3. Loss per Share

Represents the net loss per share calculated using the historical shares of ACAB Common Stock outstanding, and the issuance of additional shares in connection with the Business Combination and other related events, assuming all shares were outstanding since January 1, 2023. As the Business Combination and other related events are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entire period presented. The stock options, restricted stock units and warrants were excluded in the earnings per share calculation as they would be anti-dilutive.

Nine Months Ended September 30, 2024 Pro Forma Combined
(in thousands, except share and per-share data)
Pro forma net loss	$(5,820)
Weighted average shares outstanding-basic and diluted	50,535,272
Net loss per share-basic and diluted (1)	$(0.12)
New Abpro shares held by ACAB public stockholders	210,993
New Abpro shares held by Initial Stockholders	3,782,268
New Abpro shares held by investors	2,168,558
New Abpro shares held by service providers	1,282,852
New Abpro shares issued to PIPE Investors	3,367,401
New Abpro shares issued to settle Abpro notes payable - related party	600,000
New Abpro shares issued to Abpro shareholders	39,123,200
Shares outstanding	50,535,272

(1)	The outstanding warrants, stock options and restricted stock units of the Post-Combination Company are anti-dilutive and are not included in the calculation of basic or diluted net loss per share.

Year Ended December 31, 2023 Pro Forma Combined
(in thousands, except share and per-share data)
Pro forma net loss	$(22,960)
Weighted average shares outstanding-basic and diluted	50,535,272
Net loss per share-basic and diluted (1)	$(0.45)
New Abpro shares held by ACAB public stockholders	210,993
New Abpro shares held by Initial Stockholders	3,782,268
New Abpro shares held by investors	2,168,558
New Abpro shares held by service providers	1,282,852
New Abpro shares issued to PIPE Investors	3,367,401
New Abpro shares issued to settle Abpro notes payable - related party	600,000
New Abpro shares issued to Abpro shareholders	39,123,200
Shares outstanding	50,535,272

(1)	The outstanding warrants, stock options and restricted stock units of the Post-Combination Company are anti-dilutive and are not included in the calculation of basic or diluted net loss per share.

The following outstanding shares of common stock equivalents are excluded from the computation of pro forma diluted net loss per share for all the periods and scenarios presented as they have an anti-dilutive effect:

ACAB Public Warrants	15,000,000
ACAB Private Warrants	13,850,000
Abpro Stock Options and Restricted Stock Units	10,872,400
Total	39,722,400